UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2004

BOOTH CREEK SKI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-26091	84-1359604
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1000 South Frontage Road West, Suite 100

Vail, Colorado 81657

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 476-1311

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BOOTH CREEK SKI HOLDINGS, INC.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2004, Booth Creek Ski Holdings, Inc. (the “Company”) and its subsidiaries entered into the Fifth Amendment (the “Fifth Amendment”) to the Amended and Restated Credit Agreement dated March 15, 2002 (as amended, the “Senior Credit Facility”) with U.S. Bank National Association, as administrative agent (“Agent”). In connection with the Fifth Amendment, U.S. Bank National Association became the sole lender and Agent under the Senior Credit Facility. The following is a summary of certain provisions of the term loan facility of the Senior Credit Facility, as amended pursuant to the Fifth Amendment. A copy of the Fifth Amendment is attached as an exhibit to this Report.

General – The Fifth Amendment increased outstanding borrowings under the Company’s term loan facility (the “Term Facility”) from $18,000,000 to $25,000,000. As a result of the Fifth Amendment, the Senior Credit Facility now provides for a revolving credit facility (the “Revolving Credit Facility”) with borrowing availability of up to $25,000,000, and a term loan facility of $25,000,000. Borrowings under the Senior Credit Facility are collectively referred to herein as “Loans.”

Interest – For purposes of calculating interest, Loans can be, at the election of the Company, base rate loans or LIBOR rate loans or a combination thereof. Base rate loans bear interest at the sum of (a) the higher of (i) Agent’s prime rate or (ii) the federal funds rate plus .5% plus (b) a margin of 1.5%. LIBOR rate loans bear interest at the LIBOR rate plus a margin of 4%. Interest on Loans outstanding is payable quarterly or at the end of the Interest Period (as defined in the Senior Credit Facility).

Repayment – The Term Facility provides for quarterly principal payments of $416,667 on October 31, 2004, January 31, 2005, April 30, 2005 and July 31, 2005. In addition, the Company is required to repay amounts outstanding under the Term Facility on such dates by an amount equal to the Excess Cash Proceeds (as defined in the Senior Credit Facility) derived from specified real estate sales determined on a cumulative basis from October 2, 2004. The entire unpaid balance under the Senior Credit Facility is due and payable on October 31, 2005, the maturity date of the Senior Credit Facility.

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Security – Borrowings under the Senior Credit Facility are secured by (a) a pledge to the Agent for the ratable benefit of the financial institutions party to the Senior Credit Facility of all of the capital stock of the Company’s principal subsidiaries and (b) a grant of a security interest in substantially all of the consolidated assets of the Company and its subsidiaries.

Use of Proceeds – The Company intends to utilize the incremental Term Facility borrowings of $7,000,000 incurred in connection with the Fifth Amendment to fund certain capital expenditures and for general corporate purposes.

Covenants – The Senior Credit Facility contains financial covenants relating to the maintenance of (a) minimum consolidated resort EBITDA (resort earnings before interest, taxes, depreciation and amortization, adjusted for certain items specified in the Senior Credit Facility) measured quarterly on a rolling four quarter basis (“Minimum Resort EBITDA”), (b) a minimum ratio of (y) consolidated EBITDA (earnings before interest, taxes, depreciation, depletion, amortization and noncash cost of real estate sales, adjusted for certain items specified in the Senior Credit Facility), less $4,000,000, less cash income taxes actually paid during the period to (z) consolidated debt service (the sum of interest, cash payments of principal made in respect of capitalized lease obligations and mandatory reductions under the Term Facility, adjusted for certain items specified in the Senior Credit Facility) measured quarterly on a rolling four quarter basis (the “Leverage Ratio”), and (c) a maximum adjusted consolidated leverage ratio (the ratio of secured indebtedness of the Company and its subsidiaries (with certain exceptions specified in the Senior Credit Facility) to the sum of the Company’s consolidated net worth, as adjusted pursuant to the Senior Credit Facility, and the aggregate principal amount of outstanding Senior Notes (“Adjusted Leverage Ratio”)).

After giving effect to the Fifth Amendment, the Company is required to have Minimum Resort EBITDA of (i) $19,500,000 during each rolling four quarter period through April 29, 2005 and (ii) $20,500,000 during each rolling four quarter period from April 30, 2005 and thereafter. It is also required to maintain (a) a minimum Leverage Ratio of (i) 1 to 1 through October 29, 2004, (ii) 1.1 to 1 from October 30, 2004 through July 29, 2005, and (iii) 1.3 to 1 thereafter and (b) a maximum Adjusted Leverage Ratio of .65 to 1.

The Senior Credit Facility also contains restrictive covenants pertaining to the management and operation of the Company and its subsidiaries. The covenants include, among others, significant limitations on indebtedness, guarantees, letters of credit, liens, investments, distributions, capital expenditures, mergers, acquisitions, asset sales, fundamental corporate changes, transactions with affiliates, optional payments and modification of debt instruments and issuances of stock.

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Events of Default – The Senior Credit Facility provides for events of default customary in facilities of this type, including (i) failure to make payments when due, (ii) breach of covenants, (iii) breach of representations or warranties in any material respect when made, (iv) default by the Company or its direct parent under any agreement relating to financing debt for borrowed money in excess of $2,000,000, (v) bankruptcy defaults, (vi) judgments in excess of $2,000,000 (after consideration of applicable insurance proceeds), (vii) ERISA defaults, (viii) any security document ceasing to be in full force and effect or any security interest created thereby ceasing to be enforceable and of the same effect and priority purported to be created thereby; and (ix) a change of control of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Description of Exhibit	Exhibit No.
Fifth Amendment dated September 22, 2004 to Amended and Restated Credit Agreement dated as of March 15, 2002 among Booth Creek Ski Holdings, Inc., the other Borrowers thereunder, the Guarantor named therein, the Lenders named therein, and U.S. Bank National Association as Agent for the Lenders.	10.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOTH CREEK SKI HOLDINGS, INC.

Dated: September 24, 2004	By:	/s/ Brian J. Pope
	Name:	Brian J. Pope
	Title:	Vice President of Accounting and Finance

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Exhibit Index

Description of Exhibit	Exhibit No.
Fifth Amendment dated September 22, 2004 to Amended and Restated Credit Agreement dated as of March 15, 2002 among Booth Creek Ski Holdings, Inc., the other Borrowers thereunder, the Guarantor named therein, the Lenders named therein, and U.S. Bank National Association as Agent for the Lenders.	10.1